Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 33-2094 and 333-125675) on
Form S-8 of our report dated June 29, 2021, with respect to the financial statements and Schedule H, Line 4i –
Schedule of Assets (Held at End of Year) as of December 31, 2020 of Meredith Savings and Investment Plan.

/s/ KPMG LLP

Des Moines, Iowa
June 29, 2021